UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2011

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 26, 2011, Accuride Corporation, (“Accuride”) entered into, and consummated the divestiture contemplated by, that certain Stock Purchase Agreement, dated September 26, 2011, by and among Accuride, Truck Components, Inc., a wholly-owned subsidiary of Accuride (“TCI”), Fabco Automotive Corporation (“Fabco”), a wholly-owned subsidiary of Accuride, and Fabco Holdings, Inc. (“Buyer”), an affiliate of Wynnchurch Capital, Ltd. (the “Agreement”).  Pursuant to the Agreement, Buyer acquired all of the outstanding stock of Fabco, a manufacturer and supplier of steer drive axles, transfer cases, split shaft power take offs, and other specialty products for the commercial severe-duty industry.  Buyer purchased Fabco for a purchase price of $35,000,000 in cash, subject to a working capital adjustment, plus a contingent payment of up to $2,000,000 depending on Fabco’s financial performance during calendar year 2012.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

2.1	Stock Purchase Agreement by and among Accuride Corporation, Truck Components, Inc., Fabco Automotive Corporation and Fabco Holdings Inc., dated September 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

/s/ STEPHEN A. MARTIN	Dated: September 30, 2011
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description
2.1	Stock Purchase Agreement by and among Accuride Corporation, Truck Components, Inc., Fabco Automotive Corporation and Fabco Holdings Inc., dated September 26, 2011